UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 8, 2005 (June 3, 2005)

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 8, 2005, the Company announced that its Board of Directors elected Charles N. Kahn III and Paul E. Schlosberg to the Company’s Board of Directors, effective June 3, 2005. There was no arrangement or understanding between either of the new directors and any other person pursuant to which these new directors were selected as a director. No determination has yet been made as to which committees of the Company’s Board of Directors Messrs. Kahn and Schlosberg will serve on. A copy of the Company’s press release announcing the election of Messrs. Kahn and Schlosberg is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The Company’s Board of Directors is now comprised of eight members, including Messrs. Kahn and Schlosberg, and John A. Ryan, Chairman of the Board, Richard D. Spurr, the Company’s President and Chief Executive Officer, Michael E. Keane, James S. Marston, Antonio R. Sanchez III, and Dr. Ben G. Streetman.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 8, 2005, titled “Zix Corporation Adds Two Members to Board of Directors.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: June 8, 2005	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated June 8, 2005, titled “Zix Corporation Adds Two Members to Board of Directors.”

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